Exhibit 99.1

TerraForm Power Provides Preliminary Financial Data for Bondholders

BETHESDA, Md., July 26, 2016 – TerraForm Power, Inc. (Nasdaq: TERP, “the Company”), an owner and operator of clean energy power plants, at the request of certain of its bondholders, has posted a presentation on its website today containing selected financial information. This presentation contains preliminary unaudited financial information for the fourth quarter of 2015 and first quarter of 2016. The financial information may change materially as a result of the completion of the audit of the Company’s financial results for fiscal year 2015. The information does not represent a complete picture of the Company’s financial position, results of operations or cash flows and is not a replacement for full financial statements prepared in accordance with U.S. GAAP.

TerraForm Power has also posted an updated disclosure addressing risk factors relating to the Company’s business. The risk factors update the discussion of risks included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014, and in its Form 10-Q for the period ended September 30, 2015, which contains the Company’s most recent published interim financial statements.

The financial information and risk factors may be found on the Investor section of the Company’s website at www.terraformpower.com. They have also been included as exhibits to a Form 8-K furnished by the Company to the Securities and Exchange Commission.

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made.  Although TerraForm Power believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, our relationship with SunEdison, including SunEdison’s bankruptcy filings and our reliance on SunEdison to perform under material intercompany agreements and to provide management and accounting services, project level operation and maintenance and asset management services, to maintain critical information technology and accounting systems and to provide our employees; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; actions of third parties, including but not limited to the failure of SunEdison, to fulfill its obligations; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; our ability to successfully identify, evaluate, and consummate acquisitions from SunEdison or third parties or changes in expected terms and timing of any acquisitions; regulatory requirements and incentives for production of renewable power; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets; the impact of foreign exchange rate fluctuations; our ability to compete against traditional and renewable energy companies; hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages or other curtailment of our power plants; departure of some or all of SunEdison’s employees that are dedicated to the Company; pending and future litigation; and our ability to operate our business efficiently, to operate and maintain our information technology, technical, accounting and generation monitoring systems, to manage and complete governmental filings on a timely basis, and to manage our capital expenditures. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control.

TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2014, and Forms 10-Q with respect to the second and third quarters of 2015, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission or incorporated herein. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Contacts:

Investors / Analysts:
Brett Prior
investors@terraform.com

Media:
media@terraform.com